UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

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FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event Reported) April 13, 2009

L & L INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA                       000-32505                                  91-2103949

(State of Incorporation) (Commission File Number) (I.R.S. Employer Identification No.)

130 Andover Park East, Suite 101, Seattle WA 98188

(Address of principal executive offices) (Zip Code)

(206) 264-8065

Registrant’s Telephone Number, Including Area Code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

On April 10, 2009, Dickson Lee, CPA, founder and CEO of L&L International Holdings, Inc. (“L&L”), donated one million personal Rule 144 shares to the Chung Yuan Christian University Development Foundation of North America, a California non-profit organization.

The donation held at the New Castle Golf Course, Washington, is to solidify L&L green energy initiatives and clean coal research, to be supported by Chung Yuan Christian University (“University”). The University is strong in engineering, having 7 colleges, offering 27 undergraduate and master degrees and 13 doctoral degrees. Many of its 90,000 alumni are engineers and scientists working in the United States and Taiwan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

L & L INTERNATIONAL HOLDINGS, INC.

By: /s/ Dickson Lee

Chairman

Date: April 13, 2009

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